UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”).  The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”).  On September 9, 2019, the Debtors filed with the Bankruptcy Court their joint Chapter 11 Plan of Reorganization, which was thereafter amended on September 23, 2019 and November 4, 2019. On December 12, 2019, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, LP (“Abrams”), and certain funds and accounts managed or advised by Knighthead Capital Management, LLC (“Knighthead” and, together with Abrams, the “Shareholder Proponents”) filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 with the Bankruptcy Court (as may be further amended, modified or supplemented from time to time, the “Proposed Plan”).

Equity Backstop Commitment Letters

As previously disclosed, the Corporation entered into Chapter 11 Plan Backstop Commitment Letters (the “September Backstop Commitment Letters”) with certain investors, under which such investors severally committed to fund up to $14.0 billion of proceeds to finance the Proposed Plan through the purchase of common stock of the Corporation. Also as previously disclosed, the Corporation entered into Chapter 11 Plan Backstop Commitment Letters (the “November Backstop Commitment Letters”) with certain investors (the “November Backstop Parties”), under which such investors severally committed to fund up to $12.0 billion of proceeds to finance the Proposed Plan through the purchase of common stock of the Corporation. The November Backstop Commitment Letters superseded and replaced any prior backstop commitments of the November Backstop Parties or any of their affiliates, including the September Backstop Commitment Letters.

On December 23, 2019, the Corporation separately entered into Chapter 11 Plan Backstop Commitment Letters (the “Backstop Commitment Letters”) with each of the entities set forth in Schedule 1 to Exhibit 10.1 of this Current Report on Form 8-K (the “Backstop Parties”), under which the Backstop Parties have severally committed to the Debtors to fund up to $12.0 billion of proceeds to finance the Proposed Plan (such commitments, the “Backstop Commitments”) in consideration of the issuance of new shares of common stock of the Corporation to the Backstop Parties on the effective date of the Proposed Plan (the “Effective Date”), subject to the terms and conditions set forth in each Backstop Commitment Letter.  The Backstop Commitment Letters supersede and replace any prior backstop commitments of the Backstop Parties or any of their affiliates, including the September Backstop Commitment Letters and the November Backstop Commitment Letters.

Under the Backstop Commitment Letters, the price at which new shares of common stock of the Corporation would be issued to the Backstop Parties would be equal to (a) 10 (subject to adjustment as provided in the Backstop Commitment Letters), times (b) the Corporation’s consolidated Normalized Estimated Net Income (as defined in the Backstop Commitment Letters) for the estimated year 2021, divided by (c) the number of fully diluted shares of the Corporation that will be outstanding on the Effective Date (assuming that all equity is raised by funding the Backstop Commitments).

The Backstop Commitment Letters provide that under certain circumstances, the Debtors will be permitted to issue new shares of common stock of the Corporation for up to $12.0 billion of proceeds to finance the transactions contemplated by the Proposed Plan through one or more equity offerings that, under certain circumstances, must include a rights offering (the “Rights Offering”). The structure, terms and conditions of any such equity offering (including a Rights Offering) are expected to be determined by the Debtors at a later time in the Chapter 11 process, subject to the terms and conditions of the Backstop Commitment Letters. There can be no assurance that any such equity offering would be successful.  In the event that such equity offerings (together with additional permitted capital sources) do not raise at least $12.0 billion of proceeds in the aggregate or if the Debtors do not otherwise consummate such offerings, then the Debtors may draw on the Backstop Commitments for equity funding to finance the transactions contemplated by the Proposed Plan, subject to the satisfaction or waiver by the Backstop Parties of the conditions set forth therein.

Under the Backstop Commitment Letters, the Corporation agrees that if the Backstop Commitments are drawn, and the Corporation does not expect to conduct a third-party transaction based upon or related to the utilization or monetization of any net operating losses or tax deductions resulting from the payment of pre-petition wildfire-related claims (a “Tax Benefits Monetization Transaction”) on the Effective Date, no later than five business days prior to the Effective Date, the Debtors must form a trust which would provide for periodic distributions of cash to the Backstop Parties in amounts equal to (i) all tax benefits arising from the payment of wildfire-related claims in excess of (ii) the first $1.35 billion of tax benefits, starting with fiscal year 2020.  The Corporation intends to explore a Tax Benefits Monetization Transaction.

The Backstop Parties’ funding obligations under the Backstop Commitment Letters are subject to numerous conditions, including, among others, that (a) the Backstop Commitment Letters have been approved by the Bankruptcy Court, (b) the conditions precedent to the Effective Date set forth in the Proposed Plan have been satisfied or waived in accordance with the Proposed Plan, (c) the Bankruptcy Court has entered an order confirming the Proposed Plan and approving the transactions contemplated thereunder, which shall confirm the Proposed Plan with such amendments, modifications, changes and consents as are approved by holders of a majority of the aggregate Backstop Commitments (the “Confirmation Order”), (d) the Debtors’ weighted average earning rate base for 2021 is no less than 95% of $48 billion, and (e) there has been no event, occurrence or other circumstance that would have or would reasonably be expected to have a material adverse effect on the business of the Debtors or their ability to consummate the transactions contemplated by the Backstop Commitment Letters and the Proposed Plan.

In addition, the Backstop Parties have certain termination rights under the Backstop Commitment Letters, including, among others, if (a) the Proposed Plan (including as may be amended, modified or otherwise changed) does not include Abrams and Knighthead as plan proponents and is not in a form acceptable to each of Abrams and Knighthead, (b) the Bankruptcy Court has not entered an order approving the Backstop Commitment Letters by January 31, 2020, (c) the Debtors’ aggregate liability with respect to pre-petition wildfire-related claims exceeds $25.5 billion, (d) the Proposed Plan is amended without the consent of the holders of a majority of the aggregate Backstop Commitments, (e) the Confirmation Order has not been entered by the Bankruptcy Court by June 30, 2020, (f) the Effective Date has not occurred within 60 days of entry of the Confirmation Order, (g) a material adverse effect (as described above) occurs, (h) wildfires occur in the Utility’s service area in 2019 that damage or destroy in excess of 500 dwellings or commercial structures in the aggregate, (i) the California Public Utilities Commission (the “CPUC”) fails to issue all necessary approvals, authorizations and final orders to implement the Proposed Plan prior to June 30, 2020, including approvals related to the Utility’s capital structure and authorized rate of return and the resolution of the CPUC’s claims against the Utility for fines or penalties, all of which must be satisfactory to the holders of a majority of the aggregate Backstop Commitments, (j) the amount of asserted administrative expense claims or the amount of administrative expense claims the Debtors have reserved for and/or paid in the aggregate exceeds $250 million, in each case excluding administrative expense claims that are ordinary course, professional fee claims, claims that are disallowed in the Chapter 11 Cases and the portion of an administrative expense claim that is covered by insurance, (k) one or more wildfires occur in the Utility’s service area on or after January 1, 2020 that damage or destroy at least 500 dwellings or commercial structures in the aggregate at a time when the portion of the Utility’s system at the location of such wildfire was not successfully de-energized, (l) as of the Effective Date, the Utility has not elected and received Bankruptcy Court approval, or satisfied the other required conditions, to participate in the statewide wildfire fund established by Assembly Bill 1054, (m) at any time the Bankruptcy Court determines that the Debtors are insolvent, (n) the Debtors enter into any Tax Benefit Monetization Transaction and the net cash proceeds thereof are less than $3.0 billion, excluding the $1.35 billion of tax benefits to be utilized in the Proposed Plan, and (o) the Proposed Plan or any supplements to or other documents in connection with the Proposed Plan has been amended, modified or changed, without the consent of the holders of at least 66 2/3% of the aggregate Backstop Commitments, to include a process for transferring the license and operating assets of the Utility to the State of California or a third party (a “Transfer) or the Debtors effect a Transfer other than pursuant to the Proposed Plan. There can be no assurance that the conditions precedent set forth in the Backstop Commitment Letters will be satisfied or waived, nor that events or circumstances will not occur that give rise to termination rights of the Backstop Parties.

The commitment premium for the Backstop Commitments is 6.364% of the amount of the Backstop Commitments.  Such commitment premium will be earned in full upon Bankruptcy Court approval of the Backstop Commitment Letters, subject to clawback under certain circumstances set forth in the Backstop Commitment Letters. Subject to limited exceptions, all commitment premiums are payable in shares of common stock of the Corporation to be issued on the Effective Date, and the number of such shares to be paid as commitment premiums will be calculated using the backstop price described above. In the event that a plan of reorganization for the Debtors that is not the Proposed Plan is confirmed by the Bankruptcy Court, then the backstop commitment premium will be payable in cash if elected by the applicable Backstop Party.

The foregoing description of the Backstop Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Backstop Commitment Letters. The form of the Backstop Commitment Letter is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Debt Commitment Letters

As previously disclosed, the Debtors entered into debt commitment letters (the “Debt Commitment Letters”) with certain lenders (the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide $34.35 billion in bridge financing for the Proposed Plan. Also as previously disclosed, the Debt Commitment Letters were amended on November 18, 2019 to extend the deadline for obtaining Bankruptcy Court approval of the Debt Commitment Letters.

On December 20, 2019, the Debt Commitment Letters were amended to, among other things, (a) extend the deadline for obtaining Bankruptcy Court approval of the Debt Commitment Letters from December 20, 2019 to January 31, 2020 and (b) conform to changes in the Backstop Commitment Letters (the “Amendment No. 2 to Debt Commitment Letters”).

The foregoing description of the Amendment No. 2 to Debt Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 2 to Debt Commitment Letters, which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1(1)	Form of Chapter 11 Plan Backstop Commitment Letter
10.2	Amendment No. 2 to PG&E Corporation Commitment Letter
10.3	Amendment No. 2 to Pacific Gas and Electric Company Commitment Letter
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

(1) This Form of Backstop Commitment Letter is substantially identical in all material respects to each Backstop Commitment Letter that is otherwise required to be filed as an exhibit, except as to the Backstop Party and the amount of such Backstop Party’s Backstop Commitment Amount (as defined in the Backstop Commitment Letter). In accordance with instruction no. 2 to Item 601 of Regulation S-K, the registrant has filed the form of such Backstop Commitment Letter, with a schedule identifying the Backstop Commitment Letters omitted and setting forth the material details in which each Backstop Commitment Letter differs from the form that was filed. The registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any agreement so omitted.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Corporation and the Utility, including but not limited to the Proposed Plan and related financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the conditions to emergence in the Proposed Plan or to funding under equity financing commitments will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2018, their Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with the Corporation’s and the Utility’s Chapter 11 Cases. The Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

No Securities Offering

This is not an offering of securities and securities may not be offered or sold absent registration or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 26, 2019	By:	/s/ JASON P. WELLS
Name: Jason P. Wells
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 26, 2019	By:	/s/ DAVID S. THOMASON
Name: David S. Thomason
Title: Vice President, Chief Financial Officer and Controller